EXHIBIT 21
             TV Communications Network, Inc.


Subsidiary Schedule      State of.    Operates As:
                         Incorp-
                         oration

Century 21 Mining, Inc      CA     Century 21
Mining [inactive]

International Exports, Inc. DE     International Exports [inactive]

International Integrated           International Integrated
Systems, Inc.	              DE     Systems (inactive]

JBA Wholesalers, Inc.       GA     JBA Wholesalers

Mining and Energy
International               DE     MEICO
Corporation

Page TVCN, Inc.             DE     Page TVCN
or Airtek

Planet Internet Corporation CO     Planet Internet [sold]

Reema International, Inc.   DE     REEMA

TVCN International, Inc.    DE     TVCN International

TVCN of California, Inc.    CA     TVCN of California

TVCN of Kansas, Inc.        CO     TVCN of Kansas

TVCN of Michigan, Inc.      DE     TVCN of Michigan [inactive]

TVCN of Washington D.C.,
Inc.                        DE     TVCN ofWashington D.C.
                                            [inactive]

Inter-Omni Wallet           DE     Inter-Omni Wallet
                                            [inactive]